EXHIBIT 31.2

I, Richard H. Gross certify that:

1.	I have reviewed this annual report on Form 10-K/A of Midwest Energy Emissions Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 30, 2019	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer (Principal Financial Officer)